STOCK PURCHASE AGREEMENT
                            ------------------------

         STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of this ____ day of _________, 2000 between _____________, a _____________ ("Seller"), and
____________, a ________________ ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller owns ______________ (___) shares (the "Purchased Shares") of the outstanding Stock of IMX Pharmaceuticals, Inc., a Utah corporation (the "Corporation"); and

         WHEREAS, Seller desires to sell, assign and transfer, and Buyer desires to purchase, the Purchased Shares upon the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

         1. Purchase of the Purchased Shares. Buyer shall purchase from Seller, and Seller shall sell assign and transfer to Buyer, ______________ (____) shares of common stock of the Corporation at an aggregate purchase price equal to ________________________ Thousand Dollars ($_________).

         2. Closing; Termination. The closing, and the termination, of the transaction herein contemplated shall take place in accordance with the terms and subject to the conditions set forth in the Escrow Agreement attached to this Agreement as Exhibit "A" and made a part hereof by reference.

         3.       Deliveries to Escrow Agent
                  --------------------------

                  (a) Upon the execution of this Agreement, (i) Seller shall deliver to Escrow Agent (a) an executed original of this Agreement; and (b) the stock certificate representing the Purchased Shares endorsed in blank and (ii) Seller shall deliver to the Corporation an executed Written Consent in the form attached hereto as Exhibit "B."

                  (b) Upon the execution of this Agreement, Buyer shall deliver to Escrow Agent (i) an executed original of this Agreement; and (ii) cash in an amount equal to the Purchase Price.

         4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

                  (a) Organization and Good Standing; Power and Authority; Qualifications. Seller (i) is duly organized, validly existing and in good standing under the laws of the State where Seller is organized, and (ii) has all requisite corporate power to own, lease and carry on its business as presently conducted and as proposed to be conducted and to enter into and carry the transactions contemplated by this Agreement.

                  (b) Authorization of the Agreement. The execution, delivery and performance by Seller of the Agreement has been duly authorized by all requisite corporate


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action on the part of Seller, and the Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights generally.

                  (c) No Liens; No Voting Agreements. Seller is the owner of the Purchased Shares free and clear of any direct or indirect claims, liens, security interests, charges, pledges or encumbrances of any nature whatsoever. All of the Purchased Shares are validly issued to Seller, fully paid and non-assessable. There are no existing options, calls or commitments of any character relating to the Purchased Shares. There are no voting trusts, proxies, or other similar agreements or shareholder agreements relating to the Purchases Shares.

                  (d) Accuracy of Representations. No representation which has been or shall be made to Buyer in this Agreement or any certificate or instrument delivered pursuant to this Agreement by Seller contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (e) Brokers or Finders. Seller and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  (f) Governmental or Third-Party Authorizations. No approval, consent or authorization of any third-part, or filing or registration with, any governmental, administrative or regulatory authority is required by Seller for the execution, delivery or performance of this Agreement.

                  (g) Violations. The execution, delivery and performance of this Agreement do not and will not (i) contravene the Certificate of Incorporation or Bylaws of Seller, (ii) constitute a default under, result in a breach of, result in the termination of, result in the acceleration or performance of, require any consent, approval or waiver under, or result in the imposition of any lien, mortgage, security interest, claim, restriction or other encumbrance upon any property of Seller.

                  (h) Litigation. Seller is not a party to any action, suit or proceeding which shall affect the transaction contemplated pursuant to this Agreement.

         5. Transfer Taxes. Seller agrees that it will pay, and will hold Buyer harmless from, any and all liability with respect to, any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any modification, amendment, or alteration of the terms or provisions of this Agreement.

         6. Survival of Representations, Warranties, Agreements and Covenants. All representations and warranties of Seller hereunder shall survive the consummation of the transactions contemplated herein for a period of five (5) years and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Buyer.

         7. Indemnification. Seller shall indemnify, defend, and hold Buyer harmless against all liability, loss or damage, together with all reasonable costs and expenses related

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thereto (including legal and accounting fees and expenses) arising from the breach of any of the representations, warranties, covenants or agreements made by it in this Agreement or in any certificate or other instrument delivered pursuant hereto.

         8. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by Seller, Buyer may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

         9. Further Assurances. At any time and from time to time after the date first written above, Seller, on the one hand, and Buyer, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Stock purchase and to otherwise carry out the intent of the parties hereunder.

         10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (c)      if to Seller, to:


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                  (d)      if to Buyer, to:


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                           with a copy to:

                           Morris C. Brown, Esq.
                           Greenberg Traurig, P.A.
                           777 S. Flagler Drive, Suite 300 East
                           West Palm Beach, FL  33401

         11. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the parties hereto.

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         12. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         13. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Utah, without regard to its conflicts of law doctrine.

         14. Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         15. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

         16. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             ----------------------


                                             By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                             ----------------------

                                                   ----------------------------
                                                   Name:
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                                   EXHIBIT "A"

                                Escrow Agreement


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                                   EXHIBIT "B"

                                 Written Consent